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                                                                 Exhibit 10.2




                                       April 18, 1995

Kerr Group, Inc.
1840 Century Park East
Los Angeles, CA  90067
Attention:       Geoffrey A. Whynot
                 Treasurer

                 Re:      Extension of $5,000,000 Committed Line of Credit

Gentlemen:

         We are pleased to inform you that the Maturity Date, as set forth in that certain Line of Credit Letter Agreement dated May 2, 1994, as amended, pursuant to which PNC Bank, National Association makes available to Kerr Group, Inc. a $5,000,000 committed line of credit (the "Line of Credit Agreement") and the Expiration Date, as set forth in the Note dated May 2, 1994 executed and delivered pursuant to that Line of Credit Agreement, have been extended from April 30, 1995 to June 30, 1995. All other terms and conditions of the Note and the Line of Credit Agreement remain in full force and effect.

         It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

/s/ Anthony Trunzo

Anthony Trunzo
Vice President